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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8 - A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           The Phoenix Companies, Inc.
             (Exact name of registrant as specified in its charter)


                Delaware                                                        06-1599088
(State of incorporation or organization)                              (I.R.S. Employer Identification No.)


One American Row, Hartford, CT                                                  06102-5056
(Address of principal executive offices)                                        (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this Form relates:
333-55268.

Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                              Name of each exchange on which
To be so registered                              each class is to be registered
-------------------                              ------------------------------

Series A Junior Participating Preferred Stock        New York Stock Exchange
Purchase Rights with respect to Common
Stock, $0.01 par value

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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Item 1.    Description of Registrant's Securities
           to be Registered
           ----------------

           Rights to Purchase Series A Junior Participating Preferred Stock
           ----------------------------------------------------------------
           The description of the registrant's Series A Junior Participating Preferred Stock Purchase Rights with respect to Common Stock, $0.01 par value, is incorporated by reference to the information appearing under the heading "Description of Capital Stock -- Stockholder Rights Plan" in the registrant's preliminary prospectus which forms a part of the registrant's Registration Statement on Form S-1, filed February 9, 2001, as amended (File No. 333- 55268) (the "Registration Statement").

Item 2.    Exhibits

           1. Form of Stockholder Rights Agreement as filed as Exhibit 10.22 to the Registration Statement, is incorporated herein by reference.


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                                   SIGNATURES

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:     May 29, 2001


                           THE PHOENIX COMPANIES, INC.



                           By: /s/ David W. Searfoss
                               -------------------------------------------------
                               Name:  David W. Searfoss
                               Title: Executive Vice President and Chief
                                      Financial Officer


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